UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 Or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)            July 7, 2004
                                                 -------------------------------


                       ENERGY CONVERSION DEVICES, INC.
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             (Exact Name of Registrant as Specified in Charter)


    Delaware                       1-8403                      38-1749884
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(State or Other Jurisdiction      (Commission               (IRS Employer
 of Incorporation)                 File Number)              Identification No.)


 2956 Waterview Drive, Rochester Hills, MI                         48309
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(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code         (248) 293-0440
                                                    ---------------------------


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         (Former name or former address, if changed since last report)

      Energy Conversion Devices, Inc., a Delaware corporation, submits the following report on Form 8-K.

Item 5.  Other Events
-------  ------------

      On July 7, 2004, Energy Conversion Devices, Inc. (ECD) announced the settlement of patent infringement disputes and counterclaims involving nickel metal hydride (NiMH) batteries. Attached hereto as Exhibit 99.1 is a copy of the press release issued by ECD on July 7, 2004.

Background
----------

      In March 2001, ECD and its subsidiary Ovonic Battery Company, Inc. (Ovonic Battery) initiated litigation in Federal District Court for the Eastern District of Michigan against Matsushita Electric Industrial Co., Ltd. and related companies (MEI), Panasonic EV Energy Co., Ltd. (PEVE), and Toyota Motor Corporation and related companies (Toyota) for infringement of certain of Ovonic Battery's NiMH patents in connection with hybrid electric vehicle battery and consumer battery sales in the United States. In October 2001, Cobasys LLC (f/k/a Texaco Ovonic Battery Systems LLC) (Cobasys), the 50/50 battery manufacturing joint venture between ECD's Ovonic Battery and ChevronTexaco Technology
Ventures LLC (ChevronTexaco), joined the litigation as a co-plaintiff.

      In December 2001, ECD, Ovonic Battery and Cobasys filed an arbitration demand with the International Chamber of Commerce on the claims held to be arbitrable by the Federal District Court as well as additional patent infringement claims. Also in December 2001, the parties initiated settlement discussion and, in January 2002, the Federal District Court granted a joint motion to stay further proceedings in the litigation pending the outcome of settlement discussions. The International Chamber of Commerce also agreed to hold its proceedings in abeyance pending settlement discussions.

      In December 2002, ECD, Ovonic Battery and Cobasys entered into an arbitration agreement with MEI, PEVE and Toyota, which established the basic terms, conditions and procedures to resume arbitration of the dispute before the International Chamber of Commerce. Pursuant to the arbitration agreement, the parties agreed to dismiss the patent infringement litigation in the Federal District Court.

      The arbitration proceeding was held in New York City and began in November 2003 and concluded in January 2004. Since the conclusion of the arbitration proceedings, the parties have been engaged in discussions aimed at settlement of the disputes.

The Settlement
--------------

      Under the terms of the settlement, ECD, Ovonic Battery, Cobasys and MEI, PEVE, Toyota have entered into an agreement pursuant to which the parties have cross-licensed current and future patents related to NiMH batteries filed through December 31, 2014, effective upon the date of settlement. The licenses granted by ECD, Ovonic Battery and Cobasys do not grant rights to MEI, PEVE or Toyota to use the licensed patents to (i) offer for sale certain NiMH batteries for certain transportation applications in North America until after June 30, 2007 or (ii) sell commercial quantities of certain transportation and certain stationary power NiMH batteries in North America until after June 30, 2010.


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

      Further, under the terms of the settlement, Cobasys and PEVE have agreed to a technical cooperation arrangement, including access to suppliers, to advance the state-of-the-art of NiMH batteries, which are widely used in hybrid electric vehicles (HEVs). Cobasys and PEVE have also agreed to collaborate on the development of next-generation high-performance NiMH batteries for HEVs. In addition to manufacturing their own line of NiMH batteries, Cobasys will be the distributor of PEVE's NiMH batteries to certain markets in North America through June 30, 2010.

Payments
--------

      ECD and Ovonic Battery will receive a non-refundable patent license fee of $10 million in consideration of the licenses granted to MEI/PEVE with respect to NiMH batteries for consumer applications.

      Cobasys will receive a non-refundable patent license fee of $20 million in consideration of the licenses granted to MEI/PEVE and Toyota, of which $4 million will be placed in escrow to be used to pay PEVE upon reaching certain milestones under the next-generation high-performance NiMH battery module development project plan. Cobasys will, upon the receipt of the funds, pay Ovonic Battery $8 million and pay ChevronTexaco $8 million as partial reimbursement of legal expenses.

      Cobasys will also receive royalties through December 31, 2013, on certain NiMH batteries sold by MEI/PEVE in North America.

Exhibit Index
-------------

      99.1 Press Release issued by ECD announcing settlement of patent infringement disputes involving nickel metal hydride batteries.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 ENERGY CONVERSION DEVICES, INC.


                                 By: /s/ Stephan W. Zumsteg
                                     ------------------------------------------
                                     Vice President and Chief Financial Officer

Date: July 7, 2004


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                                 EXHIBIT 99.1